UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):   December 27, 2017

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 27, 2017, the Annual Meeting of Stockholders of New Concept Energy, Inc. (“NCE” or the “Issuer” or the “Registrant”) was called to be held following a solicitation of proxies, pursuant to a Notice of Annual Meeting and related Proxy Statement, each dated November 28, 2017, distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended. On the record date of November 27, 2017, a total of 2,236,935 shares of Common Stock and 559 shares of Series B Preferred Stock was outstanding, with each share entitled to cast one vote.

At the meeting, proxies representing 1,347,949 shares appeared and were cast, thereby establishing a quorum present in person or by proxy. It was noted that, of the outstanding shares, 1,923,734 shares are held in CEDE accounts.

At the Annual Meeting, which involved the election of directors, the following named persons received the number of votes cast for, against or withheld, as well as the number of abstentions (broker nonvotes were not reported):

Name	# Votes For	# Votes Withheld	# Votes Abstained	Broker Non-votes
Gene S. Bertcher	169,948	—	3,558
Dan Locklear	169,880	—	3,626
Victor L. Lund	170,080	—	3,426
Raymond D. Roberts, Sr.	138,148	—	34,358

All of the nominees named above, each of which is currently a director of the Registrant, were elected at such Annual Meeting.

The only other matter presented at the Annual Meeting was the ratification of the appointment of Swalm & Associates, PC as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2017, and any interim period. A total of 1,206,328 votes were cast FOR, 119,222 votes were cast AGAINST, and 22,399 votes ABSTAINED from voting with respect to such proposal. There were no broker non-votes.

The Annual Meeting of the Board of Directors was held later on the same day, December 27, 2017. At such meeting, Gene S. Bertcher was reelected Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2017	NEW CONCEPT ENERGY, INC. By: /s/ Gene S. Bertcher Gene S. Bertcher, President and Chief Financial Officer

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